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                              BJB INVESTMENT FUNDS

                  AMENDMENT NO. 4 TO THE MASTER TRUST AGREEMENT
          (Change of Name of the Trust and Change of Name of the Funds)

         The undersigned, Assistant Secretary of BJB Investment Funds (the "Trust"), does hereby certify that pursuant to Article I, Section 1.1 and
Article VII, Section 7.3 of the Master Trust Agreement dated April 30, 1992, the following resolutions were duly adopted by the Board of Trustees at a Meeting of the Board of Trustees held on March 21, 1998.

RESOLVED:         That the name of the Trust previously established and
                  designated pursuant to the Trust's Master Trust Agreement be modified and amended as set forth below:

                  Current Name                            Name as Amended
                  ------------                            ---------------
                  BJB Investment Funds              Julius Baer Investment Funds

                  ; and further

RESOLVED:         That the name of the Funds previously established and
                  designated pursuant to the Trust's Master Trust Agreement be modified and amended as set forth below:

                  Current Name                            Name as Amended
                  ------------                            ---------------
                  BJB International Equity Fund      Julius Baer International
                                                       Equity Fund
                  BJB Global Income Fund             Julius Baer Global Income
                                                       Fund

                  ; and further

RESOLVED:         That the appropriate officers of the Trust be, and each hereby is, authorized to execute and file any notices required to be filed reflecting the foregoing changes; to execute amendments to the Trust's Master Trust Agreement and By-Laws reflecting the foregoing changes; and to execute and file all requisite certificates, documents and instruments and to take such other actions required to cause said amendment to become effective and to pay all requisite fees and expenses incident thereto.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of July, 1998.

                                                      /s/ Andrew S. Josef
                                                      --------------------------
                                                      Andrew S. Josef
                                                      Assistant Secretary


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